UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6 (E) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

WHIRLPOOL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box) :

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101

SEC 1913 (3–99)

For Internal Use Only – Not For Redistribution

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

Your vote is important. If you have not already done so, please vote today to ensure your shares are represented at the annual meeting on April 17. (Shares in the U.S. 401(k) plan must be voted before April 12.)

At this meeting, stockholders may vote on the following proposals:

Proposals	Board Recommends You Vote
Election of directors (term expires 2013)	FOR
An advisory vote to approve Whirlpool’s executive compensation	FOR
Ratification of the appointment of Ernst &Young LLP, as Whirlpool’s independent registered accounting firm for fiscal year 2012	FOR
A stockholder proposal to require shareholder approval of certain benefits available upon death of a senior executive	AGAINST

The Board’s rationale for these recommendations is set forth in detail in our proxy statement.

You should have previously received access to proxy materials and instructions on how to vote shares you hold in your name, in the U.S. 401(k) plan, or in a brokerage account.

NOTE: Shares held in a brokerage account are voted separately from shares held in your name or in a U.S. 401(k) account. Please contact your broker for information about voting shares in your brokerage account. Please contact Bridget Quinn at ext. 5527, or bridget_k_quinn@whirlpool.com, if you have any questions, or if you would like us to send you a new link to the website where you can review proxy materials and vote shares held in your name or in a U.S. 401(k) account.

Thank you for voting and for your continued cooperation and support.